 Exhibit 3.1

DEAN HELLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(778) 684-5708

Website: secretaryofstate.biz

Entity #

E0119462005-5

Document Number

20050057697-21

Date Filed:

2/22/2005 1:51:57 PM

In the office of

/s/ Dean Heller

Dean Heller

Secretary of State

ABOVE SPACE FOR
OFFICE USE ONLY

ARTICLES OF INCORPORATION
(PURSUANT TO HRS 78)

Important: Read attached Instructions before completing form.

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1. Name of Fresh Ideas Media, Inc.

Corporation:

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2. Resident Agent Incorp Financial Services

Name and Street 3155 E. Patrick Lane

Address: Las Vegas, NV 89120

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3. Shares: Number of shares with par value: 100,000,000

Par Value 0.001

Number of shares without par value:

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4. Names and Phil E. Ray

Addresses 6521 Ocaso Drive of Board of Castle Rock, CO 80108

Directors/Trustees:

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5. Purpose: The purpose of this Corporation shall be:

Any legal business

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6. Name, Address Phil E. Ray and Signature 6521 Ocaso Drive of Incorporator: Castle Rock, CO 80108

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7. Certificate of I hereby accept appointment as Resident Agent Acceptance of for the above named corporation, Appointment of President Agent: See Attached Date: 2/18/2005

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Note: See Attached Articles of Incorporation

DEAN HELLER

Secretary of State

206 North carson Street

Carson City, Nevada 89701-4299

(778) 684-5708

Website: secretaryofstate.biz

RESIDENT AGENT ACCEPTANCE

General Instructions for this form:

1. Please print legibly or type: Black ink only.

2. Complete all fields.

3. Ensure that document is signed in signature field.

In the matter of Fresh Ideas Media, Inc.

I, Incorp. Services, Inc.

hereby state that on February 17th, 2005 I accepted the appointment as resident agent for the above named business entity. The street address of the resident agent in this state is as follows:

3155 East Patrick Lane Suite 1
Las Vegas, NEVADA 89120-3481

Signature:

/s/ Dan Heller 2/17/05
Authorized Signature Date

ARTICLES OF INCORPORATION
OF
FRESH IDEAS MEDIA, INC.

The undersigned Incorporator, being a natural person of the age of eighteen (18) years or more and desiring to form a body corporate under the laws of the State of Nevada, does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Nevada these Articles of Incorporation:

ARTICLE I
NAME

The name of the Corporation is: Fresh Ideas Media, Inc.

ARTICLE II
PERIOD OF DURATION

This Corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Nevada unless dissolved according to law.

ARTICLE III
CAPITAL STRUCTURE

Section 1.       Authorized Capital. The Corporation is authorized to issue two classes of stock to be designated, respectively, Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of capital stock that the Corporation shall have authority to issue is One Hundred Million (100,000,000). The total number of shares of Preferred Stock the Corporation shall have authority to issue is Five Million (5,000,000). The total number of shares of Common Stock the Corporation shall have authority to issue is Ninety Five Million (95,000,000). The Preferred Stock shall have a par value of $0.001 and the Common Stock shall have a par value of $0.001.

Section 2.       Preferred Stock. The Corporation, by resolution of its Board of Directors, may divide and issue the Preferred Stock in series. Preferred Stock of each series when issued shall be designated to distinguish them from the shares of all other series. The Board of Directors is hereby expressly vested with the authority to divide the class of Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by these Articles of Incorporation and the Nevada Corporation Code in respect to the following:

1.         The number of shares to constitute such series, and the distinctive designations thereof;

(a)       The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;

(b)       Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(c)       The amount payable upon shares in event of involuntary liquidation;

(d)       The amount payable upon shares in event of voluntary liquidation;

(e)       Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(f)       The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(g)       Voting powers, if any; and

(h)       Any other relative rights and preferences of shares of such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

Section 3.       Common Stock. The holders of the Common Stock shall be entitled to one vote for each share of Common Stock held by them of record at the time for determining the holders thereof entitled to vote.

The rights of holders of Common Stock to receive dividends or share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the Corporation shall be subject to the preferences, limitations and relative rights of the Preferred Stock fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the Corporation providing for the issuances of one or more series of the Preferred Stock.

Section 4.       Assessment and Consideration. The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances for the Corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and, upon the receipt of said consideration, when issued shall be fully paid and nonassessable shares.

ARTICLE IV
OFFICES AND AGENT

Section 1.       Initial Registered Office and Initial Registered Agent. The address of the Corporation's initial registered office and the name of its initial registered agent at that office are:

Incorp Services, Inc.
3155 E. Patrick Lane, Suite 1,
Las Vegas, Nevada 89120

Section 2.       Initial Principal Office. The address of the Corporation's initial principal office is: 558 Castle Pines Pkwy Suite B4-158 Castle Rock, Colorado 80108

ARTICLE V
PURPOSES

The purposes for which the Corporation is organized are as follows:

(a)       To engage in all lawful business; and

(b)       To have, enjoy and exercise all of the rights, powers and privileges conferred upon corporations incorporated pursuant to Nevada law, whether now or hereafter in effect and whether or not herein specifically mentioned.

The foregoing enumeration of purposes and powers shall not limit or restrict in any manner the transaction of other business, the pursuit of other purposes, or the exercise of other and further rights and powers that may now or hereafter be permitted or provided by law.

ARTICLE VI
QUORUM FOR SHAREHOLDERS' MEETINGS

Unless otherwise provided in the bylaws, fifty on percent (51%) of the outstanding shares shall constitute a quorum at any meeting of shareholders.

ARTICLE VII
BOARD OF DIRECTORS

The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors.

The number of directors shall be fixed in accordance with the bylaws.

ARTICLE VIII
CUMULATIVE VOTING

Cumulative voting shall not be permitted in the election of directors.

ARTICLE IX
PREEMPTIVE RIGHTS

No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any unissued shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation or securities convertible into shares or carrying stock purchase warrants or privileges.

ARTICLE X
LIMITATION ON DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that this provision shall not eliminate or limit the liability of a director to the Corporation or to its shareholders for monetary damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 78.7502 and other sections of the Nevada Corporation Code; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Nevada Corporation Code is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Nevada Corporation Code as so amended. Any repeal or modification of this Article X shall not adversely affect any right or protection of a director of the Corporation under this Article X, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article X, prior to such repeal or modification.

ARTICLE XI
INDEMNIFICATION

The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees and costs of litigation) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan.

The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

ARTICLE XII
INTERESTED CONTRACTS

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, firm association, or entity in which one or more of its directors are directors or officers or are financially interested, shall be void or voidable solely for this reason, or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transactions or solely because their votes are counted for such purpose if (i) the material facts of such relationship or interest and as to the contract or transaction are disclosed or known to the Board of Directors or committee, and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even through the disinterested directors be less than a quorum; or (ii) the material facts of such relationship or interest and as to the contract or transaction are disclosed or known to the shareholders entitled to vote, and the contract or transaction is specifically approved in good faith by the vote of the shareholders; or (iii) the contract or transaction is fair and reasonable to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

ARTICLE XIII
INITIAL BOARD OF DIRECTORS

The initial board of directors of the Corporation shall consist of not less than 1 and not more than 9 members. The names of the initial directors are:

NAME: Phil E. Ray

ARTICLE XIV
INCORPORATOR

The name and address of the incorporator is:

Phil E. Ray 558
Castle Pines Pkwy, Suite B4-158,
Castle Rock Colorado 80108

ARTICLE XV
RESERVATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or thereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

ARTICLE XVI
EFFECTIVE DATE AND TIME

These Articles of Incorporation shall become effective upon filing.

On behalf of Fresh Ideas Media, Inc., the undersigned, by his signature below, does hereby confirm, under penalty of perjury, that the foregoing Articles of Incorporation of Fresh Ideas Media, Inc. constitute the act and deed of Fresh Ideas Media, Inc. and the facts stated herein are true.

Fresh Ideas Media, Inc. hereby consents to the appointment as the initial registered agent for the Corporation.

Registered Agent:

Incorp Services, Inc. 3155 E. Patrick Lane Suite 1, Las Vegas, Nevada 89120.

IN WITNESS WHEREOF, the above-named incorporator has signed these Articles of Incorporation this 18th day of February, 2005.

/s/ Phil E. Ray
Phil E. Ray, Incorporator

CERTIFICATE OF AMENDMENT
TO

THE ARTICLES OF INCORPORATION

OF

Fresh Ideas Media, Inc.

December 29, 2008

Fresh Ideas Media, Inc. (the “Corporation”), a corporation organized and existing under and by the Nevada Revised Statutes of the State of Nevada (the “NRS”), does hereby certify:

FIRST:        On February 18, 2005, the original Articles of Incorporation of the Corporation were filed in the name of “Fresh Ideas Media, Inc.” with the Secretary of State of the State of Nevada.

SECOND:    The amendment to the Articles of Incorporation of the Corporation was approved on November 24, 2008, by the consent of the stockholder holding 11,700,000 shares of the common stock of the Corporation, par value $0.001 per share, constituting 64.64% of the issued and outstanding voting stock of the Corporation, in accordance with the provisions of NRS 78.390 as follows:

1.       Article I of the Articles of Incorporation is hereby amended in its entirety to state: “The name of the Corporation is: China Auto Logistics Inc.”

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, China Auto Logistics Inc., formerly known as “Fresh Ideas Media, Inc.”, has caused this Certificate of Amendment to the Articles of Incorporation of the Corporation to be duly executed by its duly authorized officer as of the date first set forth above.

China Auto Logistics Inc.

/s/ Tong Shiping
By:	Tong Shiping
Title:	President and Chief Executive Officer

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090201

Filed in the office of	Document Number
[signature]	20120689748-87
Ross Miller	Filing Date and Time
Secretary of State	10/09/2012 11:11 AM
State of Nevada	Entity Number E0119462005-5

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

CHINA AUTO LOGISTICS INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article III of the Articles of Incorporation of the Corporation is hereby amended by adding the following paragraph immediately after the first paragraph of Article III:

Upon the filing and effectiveness (the "Effective Time") of this Certificate of Amendment to the Articles of Incorporation of the Corporation, each six (6) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the "Reverse Stock Split"). No fractional shares shall be issued in connection with the Reverse Stock Split. Shares shall be rounded up to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock ("Old Certificates"), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the rounding up of any fractional share interests as described above.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 83.61%

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X 杨世平

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees

Nevada Secretary of State Amend Profit-After
Revised: 8-31-11